UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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MICREL, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICREL, INCORPORATED

2180 Fortune Drive
San Jose, California 95131

Annual Meeting of Shareholders

to be Held on May 25, 2010
12:00 p.m. Local Time

To the Shareholders of Micrel, Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Micrel, Incorporated, a California corporation (“Micrel” or the “Company”), will be held at the Company’s offices located at 2180 Fortune Drive, San Jose, California 95131 on May 25, 2010 at 12:00 p.m. local time, for the following purposes:

1.
To elect the following five nominees to serve as members of the Board of Directors of the Company until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified:  Raymond D. Zinn, Michael J. Callahan, Daniel Heneghan, Neil J. Miotto and Frank W. Schneider (“Proposal 1”);

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010 (“Proposal 2”);

3.	To ratify the extension of the Rights Agreement (“Proposal 3”); and

4.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof.  The Board of Directors has fixed the close of business on March 31, 2010 as the record date for determining the shareholders entitled to notice of and to vote at the 2010 Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED, OR VOTE ONLINE AT WWW.PROXYVOTE.COM OR VOTE BY TELEPHONE AT 1-800-690-6903, TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.

By Order of the Board of Directors

Colin Sturt Corporate Secretary

The enclosed Proxy Statement is dated April 16, 2010 and is first being mailed to shareholders on or about April 22, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the matters being considered at the Annual Meeting. We urge you to read the remainder of this Proxy Statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to in this Proxy Statement, which you should read carefully. In this Proxy Statement, the terms “Micrel,” “Company,” “we,” “our,” “ours,” and “us” refer to Micrel, Incorporated.

Q:	What matters will be voted on at the Annual Meeting?
A:
At the Annual Meeting, shareholders will be asked to vote on the following proposals:

• To elect the following five nominees to serve as members of the Board of Directors of the Company until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified:  Raymond D. Zinn, Michael J. Callahan, Daniel Heneghan, Neil J. Miotto and Frank W. Schneider (“Proposal 1”);

• To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010 (“Proposal 2”);

• To ratify the extension of the Rights Agreement (“Proposal 3”); and

• To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors unanimously recommends that shareholders vote FOR each of the proposals and FOR each of the nominees listed in Proposal 1.

Q:	What is the required quorum for the Annual Meeting?

A
The holders of a majority of our outstanding shares of common stock as of March 31, 2010 (the “Record Date”) must be present in person or by proxy at the Annual Meeting in order to conduct business at the Annual Meeting.  This is called a quorum. On the Record Date, 62,346,321 shares of our common stock were outstanding.

Q:	When and where will the Annual Meeting take place?
A:	The Annual Meeting will take place on May 25, 2010 at 12:00 p.m., local time, at our headquarters located at 2180 Fortune Drive, San Jose, California 95131.

Q:	Who is entitled to vote at the Annual Meeting?
A:
If you are a shareholder of record as of the close of business on March 31, 2010, the Record Date, you are entitled to vote at the Annual Meeting.  You may attend the Annual Meeting and vote your shares in person.  However, whether or not you intend to attend the Annual Meeting, we urge that you vote TODAY by telephone, by the Internet, or by signing, dating and returning the proxy card in the envelope provided. If you hold shares in street name and would like to vote your shares in person at the Annual Meeting, you must present a legal proxy from your bank, broker or nominee at the Annual Meeting.

Q:	What do I need to do now?
A:	Please carefully read and consider the information contained in this Proxy Statement and vote your shares in any of the ways provided in this Proxy Statement.

Q:	What vote is required to approve the proposals?
A:
With respect to Proposal 1, you may vote FOR or WITHHOLD voting for all, some or none of the director nominees.  The five director nominees receiving the highest numbers of votes cast will be elected to fill the seats on the Board of Directors.  Under our Corporate Governance Guidelines, as amended by the Board of Directors on March 27, 2009, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote.  The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days following certification of shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation.

You may vote FOR, AGAINST or ABSTAIN from voting with respect to each of Proposals 2 and 3 discussed above.  The affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum is required for the ratification of the appointment of the independent registered public accounting firm (Proposal 2) and the ratification of the extension of the Rights Agreement (Proposal 3). The Board of Directors unanimously recommends that you vote FOR Proposals 2 and 3, and each nominee in Proposal 1.

Q:	If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?
A:
Brokers who do not receive voting instructions from their customers will be permitted to exercise discretionary authority to vote shares on Proposals 2 and 3 at the Annual Meeting, but may not vote shares with respect to Proposal 1.  We encourage you to provide instructions to your broker regarding the voting of your shares.  Otherwise, if you do not provide instructions to your broker regarding how to vote your shares on election of directors, then your shares will not be voted on Proposal 1.

Q:	What are broker non-votes and how will broker non-votes be treated?
A:
A broker non-vote occurs when a bank, broker or other shareholder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.  Broker non-votes have no effect on Proposal 1 and no effect on the first part of the voting test for Proposals 2 and 3 (that is, whether any of such proposals has received the vote of a majority of the shares represented and voting at the Annual Meeting).  However, broker non-votes have the effect of a vote against the second part of the voting test for Proposals 2 and 3 (that is, whether any of such proposals has received a number of affirmative votes to constitute a majority of the required quorum).

Q:	What are abstentions and how will abstentions be treated?

A:
An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal.  Abstained shares are considered present and therefore are included for purposes of determining a quorum.  They are not considered votes cast.  Abstentions will be counted for the purpose of determining whether there is a quorum at the Annual Meeting, and will have no effect on Proposal 1.  Abstentions will have no effect on the first part of the voting test for Proposals 2 and 3 (that is, whether any of such proposals has received the vote of a majority of the shares represented and voting at the Annual Meeting), and the effect of a vote against the second part of the voting test for Proposals 2 and 3 (that is, whether any of such proposals has received a number of affirmative votes to constitute a majority of the required quorum).

Q:	Can I vote my shares in person at the Annual Meeting?

A:
Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the Annual Meeting. If you hold your shares in a brokerage account in your broker’s name, you must request a legal proxy from your stockbroker in order to vote in person at the Annual Meeting.

Q:	Can I vote my shares without attending the Annual Meeting?

A:
Yes. Whether you hold shares directly as a shareholder of record or beneficially through a broker, bank or other nominee, you may vote without attending the Annual Meeting.  If you are a shareholder of record you may vote without attending the Annual Meeting only by submitting a proxy by telephone, by the Internet or by signing, dating and returning a proxy card. If you hold your shares through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee, following the directions they provide you.

Shares will be voted in accordance with the specific voting instructions on the proxy card. Any proxy cards received by Micrel which are signed by shareholders but which lack specific instruction will be voted FOR the shareholder proposals and nominees described in this Proxy Statement.

Q:	What should I do if I receive more than one set of voting materials?

A:
If your shares are registered differently and are held in more than one account, then you will receive more than one Proxy Statement and proxy card. Please be sure to vote all of your accounts so that all of your shares are represented at the meeting.

Q:	Can I change my vote after I return my proxy?

A:
You may revoke any proxy and change your vote at any time before the vote at the Annual Meeting. You may do this prior to the time of voting by delivering written notice to Micrel revoking your proxy, submitting a new proxy by telephone or the Internet, or submitting a subsequently signed and dated proxy card.  You may also revoke your proxy by attending the Annual Meeting and voting in person.  Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Q:	Who should I contact if I have questions?

A:	If you need additional proxy materials or have any questions about the Annual Meeting, please call Colin Sturt, (408) 944-0800.

THE ANNUAL MEETING

The following sets forth some of the information that you may wish to know about the Annual Meeting.

Record Date and Quorum

Only the holders of record of our common stock as of the close of business on March 31, 2010 are entitled to receive notice of, and to vote at, the Annual Meeting.  On the record date, there were 62,346,321 shares of our common stock outstanding.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on the record date will constitute a quorum for purposes of the Annual Meeting. A quorum is necessary to hold the Annual Meeting.  Once a share is represented at the Annual Meeting, it will be counted for the purpose of determining a quorum at the Annual Meeting and any adjournment or postponement of the Annual Meeting.  If a new record date is set for an adjourned Annual Meeting, however, then a new quorum will have to be established.

Required Vote

Each outstanding share of our common stock on the record date entitles the holder to one vote at the Annual Meeting.

For Proposal 1, the five director nominees receiving the highest numbers of votes cast will be elected to fill the seats on the Board of Directors.  Under our Corporate Governance Guidelines, as amended by the Board of Directors on March 27, 2009, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote.  The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days following certification of shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation.

For Proposals 2 and 3, the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum is required for approval.

Our Board of Directors urges you to vote FOR the election of each of the five directors nominated by the Company, FOR the ratification of the selection of our auditors and FOR the ratification of the extension of the Rights Agreement.

You must vote your shares in one of the following ways:

•	Vote in Person – You may vote in person at the Annual Meeting.
•
Vote by Telephone – Please call toll-free from the U.S. or Canada the phone number listed on your proxy card and follow the simple instructions provided.  Please have your proxy card in hand when you call and then follow the instructions.

•
Vote by Internet – Please access the website listed on your proxy card and follow the simple instructions provided.  Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet or wish to vote by mail, please sign, date and return the proxy card in the envelope provided.  If your proxy card is signed and returned without specifying choices, the shares represented will be voted FOR each of the proposals and nominees described in this Proxy Statement.

If you hold your shares through a broker or other nominee, you will receive separate voting instructions with the Proxy Statement. Your broker or nominee may provide voting through the Internet or by telephone.  Please contact your broker to determine how to vote.

Adjournments and Postponements

Either the chairman of the meeting or the shareholders holding a majority of shares entitled to vote and represented at the meeting, present in person or represented by proxy, may adjourn the meeting.  If the time and place of an adjourned meeting are announced at the meeting which is being adjourned, additional notice is not required unless the adjournment is for more than 45 days or a new record date is fixed for the adjourned meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

At any time prior to convening the Annual Meeting, our Board of Directors may postpone the Annual Meeting for any reason without the approval of our shareholders. If postponed, we will provide notice of the new meeting date at least ten days prior to the new meeting date.  Any postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use. If the Annual Meeting is adjourned or postponed and the record date remains unchanged, unrevoked proxies will continue to be effective for purposes of voting on the new meeting date.

Revocability of Proxies

You can revoke your proxy at any time before the vote is taken at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:

•	submitting written notice of revocation to the Secretary of Micrel prior to the voting of the proxy, which is dated a later date than the proxy;
•	submitting a later-dated proxy by telephone or by the Internet;
•	submitting a duly completed and executed proxy bearing a later date; or
•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Micrel, Incorporated
2180 Fortune Drive
San Jose, California 95131
Attention: Corporate Secretary

If you hold your shares through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding revocation of proxies. If your broker, bank or nominee allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by telephone or the Internet.

Shares Owned by Our Directors and Executive Officers

As of March 31, 2010, the record date for the Annual Meeting, our directors and executive officers owned, in the aggregate, approximately 11,737,614 shares of our common stock (excluding shares issuable upon exercise of options), or approximately 19% of the outstanding shares of our common stock. Our directors and executive officers have informed us that they intend to vote all of their shares of common stock “FOR” the proposals and nominees described in this Proxy Statement.

Solicitation of Proxies

Proxies are being solicited by and on behalf of our Board of Directors. Micrel will bear the entire cost of the Board of Directors’ solicitation of proxies in connection with the Annual Meeting, including the costs associated with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting material furnished to shareholders.

Micrel will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 25, 2010

This Proxy Statement and the Company’s 2009 Annual Report are available electronically at www.proxyvote.com.  You may also obtain copies free of charge by writing to Micrel, Incorporated, 2180 Fortune Drive, San Jose, CA 95131, Attention: Corporate Secretary.

THE PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

Directors elected at the Annual Meeting will hold office from the time of their election until the 2011 Annual Meeting and until their successors are duly elected and qualified.  The five nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors.  Shareholders may withhold authority to vote for any nominee or the entire slate as directed on the proxy card.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.  However, under our Corporate Governance Guidelines, amended by the Board of Directors on March 27, 2009, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election (a “Majority Withheld Vote”) is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote.  The Nomination and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days following certification of shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation in a Form 8-K furnished to the Securities and Exchange Commission.

The Board of Directors is currently comprised of six directors. On February 27, 2010, Daniel Artusi informed the Board of Directors that he does not intend to stand for re-election as a director at the 2010 Annual Meeting.  On March 25, 2010, the Board of Directors approved a reduction of the authorized number of directors from six to five effective immediately at the conclusion of the current term of the directors at the 2010 Annual Meeting.  Accordingly, the Board of Directors has only nominated five persons for election to the Board of Directors at the 2010 Annual Meeting.

The following table sets forth information with respect to the five persons nominated by the Board of Directors for election to the Board of Directors at the Annual Meeting.  If any nominees identified in this proposal should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine.  The proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.  Each person nominated for election has agreed to serve if elected.

Nominees for Director	Age	Position	Director Since
Raymond D. Zinn	72	President, Chief Executive Officer and Chairman of the Board of Directors	1978
Michael J. Callahan(2)(3)	74	Director	2005
Daniel Heneghan(1)(3)	54	Director	2008
Neil J. Miotto(1)(2)	64	Director	2007
Frank W. Schneider(1)(2)	68	Director	2007
_______________

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

The principal occupations and positions of the director nominees named above as of March 31, 2010 for at least the past five years are as follows:

Raymond D. Zinn is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company’s inception in 1978. As our Chief Executive Officer, Mr. Zinn gives the Board of Directors insight and in-depth knowledge of the semiconductor industry and Micrel’s specific operations and strategies.  He also provides leadership skills and extensive knowledge of semiconductor technology and Micrel’s business environment, which he has gained through his long career with Micrel and in the semiconductor industry. Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and an M.S. in Business Administration from San Jose State University.

Michael J. Callahan joined Micrel’s Board of Directors in May 2005. Mr. Callahan brings extensive semiconductor technology and market expertise and high tech company executive management experience to the Board of Directors.  Mr. Callahan served on the boards of directors of Teknovus, Inc. from 2004 to 2010 and has been serving on the board of directors of Quick Logic Corporation since July 1997.  He served as Chairman of the Board of Directors, President and Chief Executive Officer of WaferScale Integration, Inc. from March 1990 to September 2000.  He was also the President of Monolithic Memories, Inc. from 1978 to March 1990.  During his tenure at Monolithic Memories, the company became a subsidiary of Advanced Micro Devices, Inc., where Mr. Callahan then served in the capacity of Senior Vice President of Programmable Products.  Mr. Callahan serves as a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Company’s Board of Directors.  Mr. Callahan holds a B.S.E.E. from the Massachusetts Institute of Technology.

Daniel Heneghan was elected to Micrel’s Board of Directors in November 2008. Mr. Heneghan brings more than 25 years of experience in financial and executive positions in semiconductor and high tech industries to the Board of Directors.  He recently served as Chief Financial Officer of Intersil Corporation from its inception in August 1999 until he retired in June 2005. From 1996 to August 1999, Mr. Heneghan was Vice President and Controller of the Semiconductor Business at Harris Corporation (“Harris”). From 1994 to 1996, Mr. Heneghan was Vice President and General Manager of the Digital Products Division at Harris. Mr. Heneghan also served at various times as Division Controller of the Semiconductor Business, Director of Planning and Director of Finance at Harris. He has been serving on the boards of directors of Pixelworks, Inc. since April of 2006, and NTELOS Holdings Corp. since February 2006, and also works as an advisor to the semiconductor industry. He serves as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Heneghan holds a B.S. in Accounting from Quincy University in Illinois and an M.B.A. from Western Illinois University.

Neil J. Miotto joined Micrel’s Board of Directors in February 2007.  Mr. Miotto brings extensive financial risk assessment and financial reporting experience to the Board of Directors.  He is a retired assurance partner of KPMG LLP where he was a partner for 27 years until his retirement in September 2006.  While at KPMG, Mr. Miotto also served as a Securities and Exchange Commission (“SEC”) reviewing partner.  He is a member of the American Institute of Certified Public Accountants.  Mr. Miotto serves as a member of the Audit Committee and the Compensation Committee of the Company’s Board of Directors.  He has been serving on the board of directors of GigOptix, Inc. since December of 2008 and currently serves as chairman of its Audit Committee.  He holds a B.B.A. from Baruch College of The City University of New York.

Frank W. Schneider joined Micrel’s Board of Directors in May 2007.  Mr. Schneider brings more than 40 years of management skill and experience in the semiconductor, electronic component and systems industries to the Board of Directors. From October 2003 to January 2006, Mr. Schneider served as President and Chief Executive Officer of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems.  In January 2006, ION Systems was acquired by MKS Instruments, Inc. where Mr. Schneider served as Vice President and General Manager until his retirement in 2009.  Prior to these roles, Mr. Schneider was the President and Chief Executive Officer of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc.  Subsequent to the merger, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business unit.  Mr. Schneider also served as a member of the advisory Board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics.  Mr. Schneider serves as a member of the Audit Committee and as Chairman of the Compensation Committee of the Company’s Board of Directors.  He holds a B.S. in Electrical Engineering from West Virginia University and an M.B.A. from Northwestern University’s Kellogg School of Business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1 OF THIS PROXY STATEMENT.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.  Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification of the selection of PwC as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Vote Required

Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010 AS SET FORTH IN PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF THE EXTENSION OF THE RIGHTS AGREEMENT

At the Annual Meeting, the Company’s shareholders will be asked to ratify the extension of the Rights Agreement entered into between the Company and Mellon Investor Services LLC, as Rights Agent, on March 24, 2008, as amended on March 23, 2009 and March 23, 2010 to extend the term by successive one year periods (as amended, the “Rights Agreement”).  While none of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), Bylaws or applicable law require shareholder approval of a rights agreement or any similar arrangement, our Board of Directors has determined to seek shareholder ratification of the extension of the Rights Agreement as a matter of good corporate governance.

The Rights Agreement and its associated “Rights” (the major features of which are summarized below) are designed to assure that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company without paying all shareholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company’s stock on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a person or group has become an “Acquiring Person” (as defined in the Rights Agreement).

Our Board of Directors first approved the Rights Agreement and its terms on March 24, 2008.  By its terms, the initial Rights Agreement would have expired on March 24, 2009.  As the initial expiration date of the Rights Agreement approached, the Board considered various factors in evaluating whether to extend the expiration date of the initial Rights Agreement and the terms on which an extension would be made.  Balancing these factors, our Board of Directors determined that maintaining the existence of a shareholder rights plan is an important tool with which it can protect shareholder value and therefore (i) extended the term of the Rights Agreement to March 24, 2010 and (ii) directed that the extension of the Rights Agreement be submitted to the Company’s shareholders at the 2009 Annual Meeting of Shareholders for ratification.  The extension of the rights plan was ratified by shareholder vote at the 2009 Annual Meeting.  As the expiration date of the extended term of the Rights Agreement of March 24, 2010 approached, the Board again considered various factors in evaluating whether to extend the expiration date of the Rights Agreement and once again determined that maintaining the existence of a shareholder rights plan is an important tool with which it can protect shareholder value.  Therefore the Board (i) extended the term of the Rights Agreement to March 24, 2011 and (ii) directed that the extension of the Rights Agreement be submitted to the Company’s shareholders at the 2010 Annual Meeting of Shareholders for ratification. Other than the extension of the termination date of the Rights Agreement, no other substantive changes were made.

Background

Our Board of Directors adopted the initial Rights Agreement in March 2008 in a response to an accumulation of shares by Obrem Capital Management and its affiliated funds (collectively, “Obrem”).  Obrem acquired a large number of shares of the Company’s common stock in a short amount of time and, through such accumulation of shares, called a special meeting of shareholders (the “Special Meeting”) and initiated a proxy contest seeking, among other things, to replace the entire board of directors and elect six of Obrem’s own directors.  The objective of Obrem’s proposals, in the event they were approved by the shareholders, was to take control of the Board of Directors with the goal of forcing a sale of the Company. Our Board of Directors implemented the Rights Agreement in response to the threat posed by Obrem to give the Board of Directors more time to evaluate Obrem’s proposals.  As indicated in the Company’s proxy materials for the Special Meeting, the Board of Directors did not believe that a sale of the Company at that time was in the best interests of all of its shareholders.  All of Obrem’s proposals were defeated by the shareholders at the Special Meeting.

 Neither the Board of Directors’ extension of the Rights Agreement for an additional one year period nor its decision to seek ratification of the extension of the Rights Agreement was made in response to, or in anticipation of, any particular acquisition proposal or threat of accumulation of shares.  Likewise, these decisions were not intended to prevent a non-coercive takeover bid or with the purpose of keeping our current management or directors in office.  The Board of Directors believes that the Rights Agreement is in the best interests of our shareholders and that the Company has appropriately balanced the Board of Directors’ use of a rights plan to increase its negotiating leverage to maximize shareholder value and current best practices giving shareholders a voice in such process.

Reasons for the Rights Agreement

The Board of Directors believes that the Rights Agreement is in the best interests of our shareholders for several reasons. The Rights Agreement enables our Board of Directors, as elected representatives of the shareholders, to better respond to an unsolicited acquisition proposal. The Rights Agreement affords our Board of Directors additional time to evaluate a proposed transaction and, if necessary, seek alternative courses of action to maximize shareholder value. The Rights Agreement gives our Board of Directors the ability to defend shareholders against abusive and coercive tactics that could be used to gain control of the Company without paying shareholders a fair price for their shares.

The Rights Agreement protects shareholders in the event of certain unsolicited attempts to acquire control of a company, including a partial or two-tier tender offer that fails to treat all shareholders equally; a “creeping acquisition” by the purchase of stock on the open market; and other acquisition tactics that the Board of Directors believes are unfair to and not in the best interests of shareholders.  The Rights Agreement helps to prevent an acquirer from taking advantage of the onset of adverse market conditions, short-term declines in share prices, or anticipated improvements in operating results before such improvements are fully reflected in a company’s share price — allowing a hostile acquirer to take control at a price that does not reflect a company’s intrinsic value or long term prospects.

A major purpose of the Rights Agreement is to give the Board of Directors a greater period of time to evaluate the adequacy of an acquisition offer, investigate alternatives, solicit competitive proposals and take other steps necessary to maximize shareholder value. In the case of offers that the Board of Directors considers to be abusive, coercive or opportunistic, the Rights Agreement should provide time for the Board of Directors, as elected representatives of the shareholders, to evaluate the offer, seek out potentially superior alternatives, if available, and negotiate a deal that maximizes shareholder value if an acquisition is to occur. It does not prevent parties from making an unsolicited offer for or acquisition of the company at a full and fair price. It therefore ensures that all shareholders are treated fairly and equally in an acquisition of the Company.

The Rights Agreement also induces potential acquirers to negotiate in good faith with the Board of Directors and thereby strengthens its bargaining position for the benefit of all shareholders. The requirement to negotiate with the Board of Directors provides it with the opportunity and flexibility to (i) determine whether any proposed transaction at issue is in the best interests of the Company’s shareholders, (ii) attempt to negotiate better terms for any such transaction which, if accepted, might result in a transaction determined to be in the best interests of the Company’s shareholders, (iii) in the case such a transaction occurs, achieve a fair price for the shareholders that is consistent with the intrinsic value of the Company, (iv) reject any such transaction which is determined to be inadequate and (v) consider alternative transactions and opportunities. The existence of the Rights Agreement does not diminish the responsibility of the Board of Directors to consider acquisition proposals in a manner consistent with the Board of Directors’ fiduciary duties to shareholders.

In addition, the Rights Agreement gives our Board of Directors the ability to conduct an orderly auction of the Company or other sale process to the extent our Board of Directors decides in the future to consider a sale of our company. It allows our Board of Directors to protect a negotiated transaction from uninvolved third parties once the auction or other sale process is completed.

The Rights Agreement should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and our shareholders, as determined by our Board of Directors. The Rights should not interfere with any merger or other business combination approved by our Board of Directors. In responding to an acquisition proposal, the Company’s Board of Directors, all but one of which are outside, independent directors, recognize the obligation to fulfill its fiduciary duties and act in the best interests of the Company and the Company’s shareholders.

Summary of the Rights Agreement

The Rights Agreement adopted by the Board of Directors contains certain features intended to be favorable to the interests of the Company’s shareholders.  Following is a summary of certain material terms of the Rights Agreement. The statements below are only a summary, and we refer you to the full text of the Rights Agreement, the original text of which is attached as Exhibit 4.2 to the Company’s Form 8-K filed on March 28, 2008, the first amendment of which is attached as Exhibit 4.1 to the Company’s Form 8-K filed on March 24, 2009 and the second amendment of which is attached as Exhibit 4.1 to the Company’s Form 8-K filed on March 25, 2010.  Each statement in this summary is qualified in its entirety by this reference.  You are urged to read carefully the Rights Agreement in its entirety as it, and not this summary, defines its terms and provisions.

In connection with the Rights Agreement adopted by the Board of Directors on March 24, 2008, the Board of Directors declared a dividend of one preferred share purchase right (the “Rights”) for each outstanding share of Common Stock (the “Common Shares”) of the Company outstanding at the close of business on April 15, 2008 (the “Record Date”), and one Right was distributed to each holder of such Common Shares.  As long as the Rights are attached to the Common Shares, the Company will continue to issue one Right with each new Common Share so that all such shares will have attached Rights. Each Right entitles the registered holder thereof, after the Rights become exercisable and until the first anniversary of their issuance (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth (1/1000th) of a share of Series A Participating Preferred Stock, no par value (the “Preferred Shares”), at a price of $36.00 per one one-thousandth (1/1000th) of a Preferred Share, subject to certain anti-dilution adjustments (the “Purchase Price”). The Company has agreed that, from and after the Distribution Date (as defined below), the Company will reserve 100,000 Preferred Shares initially for issuance upon exercise of the Rights.

Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (with certain limited exceptions) has acquired, or obtained the right to acquire, beneficial ownership of 15% of the Common Shares (which includes for this purpose stock referenced in derivative transactions and securities) at any time after the March 24, 2008 date of adoption of the Rights Plan, or any such person or group that owned 15% or more of such securities as of the date of adoption of the Rights Plan acquires any additional such securities, (an “Acquiring Person”) or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% of such securities, or any additional such securities in the case or a person or group that owned 15% or more of such securities as of the March 24, 2008 date of adoption of the Rights Plan (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

The Rights Agreement provides that the following shall not be deemed to be an “Acquiring Person” for purposes of the Rights Plan: (i) the Company and any Subsidiary of the Company, in each case including, without limitation, the officers and board of directors thereof acting in their fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company, (ii) Raymond D. Zinn and his Affiliates and Associates, (iii) Warren S. Muller and his Affiliates and Associates, (iv) any partnership, limited partnership, syndicate or other group for the purposes of acquiring, owning, voting or disposing of any securities of the Company of which Mr. Zinn, Mr. Muller of any of their respective Affiliates or Associates may be deemed to be a member, or any person with whom Mr. Zinn or Mr. Muller, or any of their respective Affiliates or Associates, has any agreement, arrangement or understanding, whether or not in writing, for the purposes of acquiring, holding, voting or disposing of such securities and (v) any director, officer or employee of the Company or any of its Subsidiaries who may be deemed a member of any such partnership, limited partnership, syndicate or other group.

The Rights will be transferred with and only with the Common Shares until the Distribution Date or earlier redemption or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of $1,000 per share plus any accrued but unpaid dividends but will be entitled to an aggregate payment of 1000 times the payment made per Common Share. Each Preferred Share will have 1000 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. Preferred Shares will not be redeemable. These Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Share’s dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for Common Shares at an exchange rate per Right of the number of Common Shares having an aggregate value equal to the difference between the value of the Common Shares issuable upon the exercise of a Right and the Purchase Price of a Right (subject to adjustment).

The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will receive the Redemption Price.

As amended, the Rights will expire at 5:00 p.m. California time on March 24, 2011, (unless earlier redeemed, exchanged or terminated).

The Purchase Price payable, and the number of one one-thousandths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights.

Certain Effects

Because the Rights Agreement may increase the price required to be paid by a potential acquirer in order to obtain control of the Company and thus discourage certain transactions, the continuing effectiveness of the Rights Agreement may reduce the likelihood of a takeover proposal being made for the Common Stock (which could, by itself, adversely affect the market price for the Common Stock). Discouraged or defeated takeover proposals may include those which the Company’s shareholders would wish to receive or otherwise believe to be in their best interests.

In extending the term of the Rights Agreement, our Board of Directors considered the provisions of the Company’s Articles of Incorporation and amended and restated Bylaws as well as the potential disadvantages associated with a Rights Agreement. However, the Board of Directors believes that the Rights Agreement will not prevent potential acquirers from making offers or otherwise prevent all takeovers, mergers or similar transactions. In addition, the Rights Agreement does not interfere with the Board of Directors’ continuing duty to consider in good faith any proposal to acquire control of the Company. Instead, as noted above, the Rights Agreement (and certain provisions of the Company’s Articles of Incorporation and amended and restated Bylaws noted above) are intended to provide the Board of Directors with the opportunity and flexibility to (i) determine whether any proposed transaction at issue is in the best interests of the Company’s shareholders, (ii) attempt to negotiate better terms for any such transaction which, if accepted, might result in a transaction determined to be in the best interests of the Company’s shareholders, (iii) in the case of such a transaction, achieve a fair price for the shareholders that is consistent with the intrinsic value of the Company, (iv) reject any such transaction which is determined to be inadequate and (v) consider alternative transactions and opportunities.

Vote Required

Ratification of the extension of the Rights Agreement will require the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

Shareholder Ratification

Shareholders are being asked to ratify the extension of the Rights Agreement.  If the shareholders do not ratify the Rights Agreement, our Board of Directors intends to take appropriate steps to terminate the Rights Agreement upon such terms and subject to such conditions as the Board of Directors establishes. In the event the Board of Directors terminates the Rights Agreement, the Board of Directors would retain the right to adopt in the future a new rights agreement or comparable plan if, in the exercise of its fiduciary duties, the Board of Directors determined that such adoption is in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE EXTENSION OF THE RIGHTS AGREEMENT AS SET FORTH IN PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 31, 2010, by (i) each shareholder known to the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors and nominees for directors, (iii) the Chief Executive Officer, the Chief Financial Officer and any person who served as Chief Financial Officer during 2009 and each of the three other most highly compensated officers (collectively, the “Named Executive Officers” or “NEOs”) and (iv) all executive officers and directors of the Company as a group.  Unless otherwise indicated below, the address for each beneficial owner listed is c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131.
	Number of Shares Beneficially Owned (1)
Name	Number	Percent
Raymond D. Zinn (2)	11,948,341	19.0
Heartland Advisors, Inc. (3)	4,638,590	7.4
789 North Water Street Milwaukee, WI 53202
BlackRock, Inc. (4)	3,461,519	5.6
40 East 52nd Street New York, NY 10022
Clyde Raymond Wallin (5)	60,036	*
Robert J. Barker (6)	133,547	*
Christopher Dingley (7)	15,938	*
James G. Gandenberger (8)	268,103	*
David Schie (9)	90,000	*
Daniel A. Artusi (10)	7,500	*
Michael J. Callahan (11)	39,750	*
Daniel J. Heneghan (12)	26,250	*
Neil J. Miotto (13)	37,500	*
Frank W. Schneider (14)	56,182	*
All executive officers and directors as a group (15)	12,976,764	20.4
____________
*Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2010 are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.  Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Includes 379,595 shares subject to stock options exercisable within 60 days of March 31, 2010.

(3)	Based upon a Schedule 13G/A filed with the SEC on February 10, 2010 by Heartland Advisors, Inc. and William J. Nasgovitz.

(4)	Based upon a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc.

(5)	Includes 40,000 shares subject to stock options exercisable within 60 days of March 31, 2010.

(6)	Based upon information provided by Mr. Barker on March 25, 2010. Mr. Barker retired from the Company on January 8, 2010.

(7)	Includes 15,938 shares subject to stock options exercisable within 60 days of March 31, 2010.

(8)	Includes 268,103 shares subject to stock options exercisable within 60 days of March 31, 2010.

(9)	Includes 90,000 shares subject to stock options exercisable within 60 days of March 31, 2010.

(10)	Includes 7,500 shares subject to stock options exercisable within 60 days of March 31, 2010.

(11)	Includes 37,750 shares subject to stock options exercisable within 60 days of March 31, 2010.

(12)	Includes 6,250 shares subject to stock options exercisable within 60 days of March 31, 2010.

(13)	Includes 17,500 shares subject to stock options exercisable within 60 days of March 31, 2010.

(14)	Includes 17,500 shares subject to stock options exercisable within 60 days of March 31, 2010.

(15)	Includes 1,239,150 shares subject to stock options exercisable within 60 days of March 31, 2010.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Information regarding each of our executive officers as of March 31, 2009 is set forth below.

Name	Age	Position
Raymond D. Zinn	72	President, Chief Executive Officer and Chairman of the Board of Directors
Andrew Cowell	44	Vice President of Analog Marketing
James G. Gandenberger	49	Vice President of Worldwide Operations & Foundry Business Unit
Jung-Chen Lin	56	Vice President of Ethernet Products
Christopher Dingley	50	Vice President of Worldwide Sales
David C. Schie	38	Vice President of Analog Business Unit
Clyde Raymond Wallin	56	Vice President of Finance and Human Resources and Chief Financial Officer
Thomas S. Wong	54	Vice President of High Bandwidth Products
Richard Zelenka	55	Vice President of Quality Assurance

The principal occupations and positions for at least the past five years of the executive officers named above, other than Mr. Zinn whose information is included above under the caption “Proposal 1 Election of Directors,” are as follows:

Mr. Cowell has served as Vice President of Analog Marketing since November 2007.  From December 2002 until November 2007, he served as the head of our Strategic Applications division with responsibility for new product definition for power products.  Mr. Cowell joined the Company in April 1998 as Marketing and Applications Manager for the power product line.  Prior to joining Micrel, Mr. Cowell worked for Siliconix Semiconductor for five years in various technical positions throughout the world.  Prior to Siliconix, he was a power supply designer for Advanced Power Supplies in the United Kingdom.  Mr. Cowell holds a First Class Honors degree in Electronics from Middlesex University.

Mr. Gandenberger has served as Vice President of Worldwide Operations & Foundry Business Unit since November 2007.  From July 2002 to November 2007, he served as Vice President of Wafer Fab Operations.  Mr. Gandenberger joined the Company in October 2000 as Managing Director of Wafer Fab Operations.  Prior to joining the Company, Mr. Gandenberger was employed by National Semiconductor Corporation from 1997 to 2000 as the Managing Director of Santa Clara Wafer Fabs.  From 1994 to 1997, he was employed by Asyst Technologies where he held the position of Vice President of Sales and Marketing.  From 1984 to 1994, Mr. Gandenberger served in a variety of positions at LSI Logic, where his last position was Director of Operations of the VLSI CMOS Division.  He holds a B.S. in Business Administration from Saint Mary’s College and an M.B.A from Golden Gate University.

Mr. Lin has served as Vice President of Ethernet Products since April 2003.  He joined the Company through the acquisition of Kendin Communications Inc. in May 2001 as Vice President of Design of Kendin Operations. Prior to the acquisition, he served as Vice President of Engineering at Kendin from 1996 to 2001.  Prior to Kendin, Mr. Lin was employed by Pericom Semiconductors Corp as Design Manager of the Data Communication Group from April 1995 to April 1996.  He worked for Hitachi Micro Systems, Inc. as Principle Engineer from August 1993 to April 1995.  From 1990 to 1993, he was employed by Vitesse Semiconductor Corp., where he held a design manager position.  From 1986 to 1990, he worked for Philips Components at various locations as Senior Member of Technical Staff in Mixed Signal Circuit Design area.  Mr. Lin holds a B.S.E.E. from National Taiwan University and a Ph.D. and an M.S.E.E. from the University of Cincinnati.

Mr. Dingley has served as Vice President of Worldwide Sales since September 2009. From June 2004 until September 2009, he was the Manager of Micrel’s Western Sales Territory.  Mr. Dingley joined the Company in June 1997 and served as Director of Worldwide Distribution Sales until June 2004.  Prior to joining Micrel, Mr. Dingley was Distribution Manager for Winbond North America. Prior to this, Mr. Dingley held the positions of Area Sales Manager and Distribution Sales Manager with General Instrument. He studied Marketing and Electrical Engineering Technology at Arizona State University.

Mr. Schie has served as Vice President of the Analog Business Unit, with profit and loss responsibility for the Analog business unit, since May 2009.  From May 2007 to May 2009, he served as Vice President of Analog Engineering and R&D. Before joining Micrel, Mr. Schie was an Executive Director at Maxim Integrated Products from 2004 to 2007.  From 2000 to 2004, he was Vice President of Supertex, Inc.  Prior to Supertex, Mr. Schie was a founder of various companies including the ESG group of companies and Linear Dimensions Semiconductor. Mr. Schie holds a B.A.Sc. in Engineering Science (Electrical Option) from the University of Toronto.

Mr. Wallin has served as Vice President of Finance and Chief Financial Officer since January 2009 and, in addition, as Vice President of Human Resources since January 2010.  Before joining Micrel, Mr. Wallin served as Chief Financial Officer of Neterion, from 2008 to 2009 and Tallwood Venture Capital from 2007 to 2008.  Prior to Tallwood Venture Capital, Mr. Wallin served as Chief Financial Officer and Senior Vice President at Sipex Corporation from 2004 until 2007.  Prior to his role at Sipex, Mr. Wallin served as Vice President of Finance and Chief Financial Officer with iWatt from 2002 to 2004 and Kendin Communications from 2000 to 2001 when the Company was acquired by Micrel.  Mr. Wallin has also held senior financial management positions with Cirrus Logic.  He holds an M.B.A. in Finance from the University of Chicago and a B.S. in Economics with Honors from the University of Oregon.

Mr. Wong has served as Vice President of High Bandwidth Products since November 1998. Prior to joining the Company, Mr. Wong was a co-founder of Synergy Semiconductor and held various management positions including Chief Technical Officer, Vice President Engineering, Vice President Standard Products and Vice President Product Development for Synergy Semiconductor from 1987 to November 1998 at which time Synergy was acquired by the Company.  From 1978 to 1986, Mr. Wong was employed by Advanced Micro Devices where his last position was Design Engineering Manager.  He holds a B.S.E.E. from the University of California at Berkeley and an M.S.E.E. from San Jose State University.

Mr. Zelenka has served as Vice President of Quality Assurance since August 2000. From January 1998 to July 2000 he held the position of Director of Product Assurance.  Prior to joining the Company, Mr. Zelenka was employed by National Semiconductor from 1987 to 1998 as a Senior Quality Manager.  From 1983 to 1987 Mr. Zelenka was employed by Fairchild Semiconductor where he held the position of Wafer Fab Quality Manager.  He holds a B.S. in Chemical Engineering from the University of Wyoming.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than ten percent of the Company’s common stock (“Reporting Persons”) are required to report, to the SEC and to the NASDAQ Stock Market, their initial ownership of the Company’s stock and other equity securities and any subsequent changes in that ownership, and to furnish the Company with copies of all these reports they file.  As a matter of practice, an administrative staff member assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 2009, all Reporting Persons complied with all applicable filing requirements.

CORPORATE GOVERNANCE

Committees and Meetings of the Board of Directors

The Board of Directors held four regularly scheduled meetings and three special meetings, one of which was telephonic, during the fiscal year ended December 31, 2009, and acted eight times by unanimous written consent.  Each member of the Board of Directors who served during 2009 attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served during the year.

The Company has standing Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

Director Independence

The NASDAQ Stock Market rules require a majority of the Company’s Board of Directors to be independent of the Company and its management.  The Board of Directors has a responsibility to make an affirmative determination that such directors are independent through the application of Rule 5605 of the Marketplace Rules of the NASDAQ Stock Market (definition of “independent director”).  Our Board of Directors has affirmatively determined that all of its members and nominees are independent under these rules, except for Mr. Zinn, who is an employee of the Company.

Board Leadership Structure

Mr. Raymond Zinn currently serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company. The Board of Directors and its Nominating and Corporate Governance Committee believe that the traditional practice of combining the roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for the Company.  Mr. Zinn has served in these capacities since 1978.  Given Mr. Zinn’s experience as a co-founder and President, Chief Executive Officer and Chairman of the Board of Directors of Micrel for over 30 years, the respect which he has earned from employees, business partners and shareholders, as well as other members of the semiconductor industry, and his proven leadership skills, the Board of Directors believes the best interests of the Company’s shareholders are met by Mr. Zinn’s continued service in both capacities. The Board of Directors believes Mr. Zinn’s fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for Micrel’s employees and other stakeholders.  Furthermore, the Board of Directors believes that the authority of the combined Chairman of the Board of Directors and Chief Executive Officer is appropriately counter-balanced by the fact that all of the other directors are independent.  Although the Board of Directors has not named a lead independent director, all of the independent directors are actively engaged in shaping the Board of Director’s agenda and the Company’s strategy.

 Risk Management

Our Board of Directors oversees Micrel’s management, which is responsible for the day-to-day issues of risk management.  Such oversight is facilitated in large part by the Audit Committee, which receives reports from management, the internal audit team and the Company’s independent registered public accounting firm regarding audit procedures, accounting and financial controls, disclosure controls, financial risk assessment and risk management.  The Audit Committee discusses the Company’s major risk exposures and the steps that have been taken to monitor and control such exposures with management.  Furthermore, the Board and the Nominating and Corporate Governance Committee monitors the Company’s governance and director and Chief Executive Officer succession risk and the Compensation Committee monitors the Company’s compensation policies and related risks.  In addition, members of Micrel’s management may also report directly to the Board of Directors on significant risk management issues.

Board Committees

Information on each of the Board of Directors’ standing committees is presented below.

Audit Committee.  The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, directing and monitoring the Company’s internal audit function, reviewing and monitoring the annual audit of the Company’s financial statements, internal controls, accounting practices and policies and related tasks as specified in its charter or required by the applicable NASDAQ rules.  The members of the Audit Committee presently are Messrs. Heneghan (Chairman), Miotto and Schneider, each an independent director as determined in accordance with Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and in accordance with the listing standards of the NASDAQ Stock Market.  Messrs. Miotto and Heneghan qualify as audit committee financial experts within the definition adopted by the SEC in Item 407(d)(5)(ii) of Regulation S-K.  In 2009, the Audit Committee met in person five times, with each member of the Audit Committee attending at least 75% of those meetings.  Please see the information under the caption “Audit Committee Report” for further information regarding the Audit Committee.  A copy of the Audit Committee’s Charter is available at www.micrel.com.

Compensation Committee.  The Compensation Committee makes recommendations to the Board of Directors regarding all forms of compensation to executive officers and directors, reviews all salary increase, bonus and stock compensation programs for other employees, administers the Company’s incentive award plans and performs such other duties as may from time to time be determined by the Board of Directors.  The Compensation Committee has delegated to Mr. Zinn the authority to approve grants of stock options or Restricted Stock Units (“RSUs”) to non-officer employees of no greater than 100,000 shares.  The Compensation Committee consists of Messrs. Schneider (Chairman) Callahan and Miotto, each an independent director as defined by the listing standards of the NASDAQ Stock Market.  The Compensation Committee met two times in 2009 and acted three times by unanimous written consent.  A copy of the Compensation Committee Charter is available at www.micrel.com.

The Compensation Committee meets at least twice during the year, generally in February and August.  A few days prior to the February meeting, the Vice President of Human Resources presents to the Compensation Committee the proposed incentive award and bonus compensation for each Named Executive Officer and all other executive officers for review and analysis in the context of all the components of total compensation.  In or around July of each year, the Vice President of Human Resources presents to the Compensation Committee the proposed base salary compensation for each NEO and other executive officer for review and analysis, again in the context of all the components of total compensation.  In each case, Compensation Committee members have time prior to the upcoming meetings to ask for additional information and to raise further questions and have further discussions.  The Compensation structure for the Chief Executive Officer is decided upon and approved by the Compensation Committee members in private session in conjunction with the scheduled Compensation Committee meeting.  Compensation decisions regarding the other executive officers are made at the scheduled Compensation Committee meeting.  In the process of reviewing each compensation component, the Company provides the Compensation Committee with internal information showing the relationship between each executive level of compensation within the Company.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is appointed by the Board of Directors and makes recommendations to it regarding nominees for the Board of Directors, monitors the size and composition of the Board of Directors, assists the Board of Directors with review and consideration of developments in corporate governance practices and performs such other duties as the Board of Directors shall from time to time prescribe.  The Nominating and Corporate Governance Committee consists of Messrs. Artusi (Chairman), Callahan and Heneghan, each an independent director as defined by the listing standards of the NASDAQ Stock Market.  The Nominating and Corporate Governance Committee met two times in 2009.

The primary objectives of the Nominating and Corporate Governance Committee are to assist the Board of Directors by: (i) considering and/or recruiting individuals qualified to become Board members and recommending that the Board of Directors select a group of director nominees for each next annual meeting of the Company’s shareholders; (ii) recommending members of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors who are qualified and experienced “independent” directors; (iii) assisting management and the Board of Directors in developing and recommending to the Board of Directors corporate governance policies and procedures applicable to the Company; and (iv) monitoring compliance with appropriate corporate governance practices as they relate to the duties of both management and the Board of Directors.  All powers of the Nominating and Corporate Governance Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

A copy of the Nominating and Corporate Governance Committee Charter is available at www.micrel.com.

Nomination Process

The Nominating and Corporate Governance Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service or the Nominating and Corporate Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee consistent with the Nominating and Corporate Governance Committee’s criteria for Board of Directors service.  Current members of the Board of Directors and management are polled for their recommendations.  Research may also be performed or third parties retained to identify qualified individuals.  The Nominating and Corporate Governance Committee will not recommend a candidate unless that candidate has indicated a willingness to serve as a director and has agreed to comply, if elected, with the expectations and requirements of service on the Board of Directors.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders, and any such recommendations should be forwarded to the Nominating and Corporate Governance Committee in writing at our executive offices as set forth in this Proxy Statement.

The Nominating and Corporate Governance Committee will consider shareholder nominations for the election of directors at our 2010 Annual Meeting if the nominations are timely, as described in this Proxy Statement under the caption “Shareholder Proposals for the 2010 Annual Meeting,” and the nominations otherwise comply with our Bylaws and applicable law.  Such recommendations should include the following information:

•	name, biographical information and qualifications of the candidate, and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected;
•	such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the security holder that has recommended the candidate;
•	such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Audit Committee; and
•	such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the NASDAQ Stock Market.

The Company will also request such other information as may reasonably be required to determine whether each person recommended by a security holder meets the criteria listed below and to enable us to make appropriate disclosures to the security holders entitled to vote in the election of directors.  Any recommendations received from shareholders will be evaluated in the same manner as potential nominees suggested by Board members, management or other parties.

The Nominating and Corporate Governance Committee evaluates director candidates based upon a number of criteria, including:

•	a high level of personal and professional integrity;
•	commitment to promoting the long term interests of the Company’s security holders and independence from any particular constituency;
•	professional and personal reputations that are consistent with the Company’s values;
•
broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on the semiconductor industry generally, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

•	adequate time to devote attention to the affairs of the Company;
•	such other attributes, including independence, relevant in constituting a Board of Directors or committee that also satisfies the requirements imposed by the SEC and the NASDAQ Stock Market; and
•	Board of Directors balance in light of the Company’s current and anticipated needs and the attributes of the other directors and executives.

Although we do not have a formal diversity policy, the Nominating and Corporate Governance Committee evaluates the mix of characteristics, skills and experience of the directors, including diversity of personal background, perspective and experience, and assesses nominees and potential candidates in the context of the current composition of the Board of Directors and the requirements of the Company.

Security Holder Communication with Board Members

Any holder of the Company’s securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to the Company’s General Counsel or Secretary at our executive offices as identified in this Proxy Statement.  Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;
•	the number and type of our securities owned by such security holder; and
•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

The Company’s General Counsel or Secretary will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication.  The Company’s General Counsel or Secretary may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from the Company or any of its operating units. The Company’s policies regarding the handling of security holder communications were approved by the Board of Directors, including a majority of our independent directors.

Annual Meeting Attendance

The policy of the Board of Directors is that all directors attend the Annual Meeting of Shareholders, absent circumstances that prevent attendance.  All directors attended the Annual Meeting of Shareholders held in 2009.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Officers that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s code of ethics was filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and is incorporated herein by reference.  The Company’s code of ethics can also be viewed at www.micrel.com.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The Compensation Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for shareholders, recognize and reward individual contributions to Company performance, and assist the Company in attracting and retaining key executives critical to its long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain executives of superior ability and managerial talent to drive the Company’s success;
•	Align executive compensation with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s shareholders;
•
Motivate our leaders to deliver strong business results and achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas;

•	Differentiate compensation so that it varies based on individual and team performance;
•	Balance rewards for executive roles between short-term results and the long-term strategic decisions needed to ensure sustained success for the Company and its shareholders over time;
•
Enhance the executives’ incentive to increase the Company’s stock price and maximize shareholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in the Company through stock options;

•	Allow executives to share in our financial success; and
•	Reflect a total rewards perspective by balancing fixed and variable pay and cash and equity awards.

The Company’s overall compensation program is structured to achieve these objectives by compensating our executives competitively, and tying their compensation to the Company’s success and their contribution to that success.  The Company believes compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to Company stock performance and other factors that directly and indirectly influence shareholder value.  Accordingly, the Company sets goals designed to link each NEO’s compensation to the Company’s performance and his or her own performance within the Company in achieving corporate priorities.  The Company’s compensation program will change from time to time, as necessary to support corporate objectives and as those objectives change.  The specific principles, components and decisions used in 2009 to set executive compensation are discussed below.

Components of Executive Compensation

The Company’s compensation program is comprised of the following components for NEOs to meet the above objectives:

•	Base salary;
•	Annual cash incentive bonus opportunities;
•	Discretionary annual stock option and/or restricted stock unit grants;
•	401(k) plan, including the Deferred Profit Sharing portion; and
•	Medical, life and disability insurance and other benefits.

Consistent with our performance-based compensation philosophy, and because executive officers are in a position to directly influence the overall performance of the Company, our executive compensation includes a significant incentive-based component.  The Company reserves the largest potential compensation awards for performance- and incentive-based programs for the Company’s senior management team, comprised of the Chief Executive Officer and other officer-vice-presidents.  Those programs include annual and long-term at-risk awards based on the financial performance of the Company.  Those programs provide compensation in the form of both cash and equity, to provide incentives to reward both short-term and long-term performance of the Company.  The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to the peer group of semiconductor companies (our “Peer Group”), discussed below under the heading “Compensation Benchmarking and Peer Group,” while considering the balance between providing short-term incentives and long-term investment parallel with shareholders, to align the interests of management with shareholders, in light of the officer’s current equity holdings.  The Compensation Committee balances the individual compensation elements for each executive officer individually, and the balance between equity and cash compensation among NEOs, and among other members of the senior management team, is evaluated annually using the above criteria.

To tie compensation directly to performance, there is no minimum award of compensation required by the performance-based compensation program or the Company’s stock option program.

Determination of Compensation Awards

The Compensation Committee has primary authority to determine and recommend to the Board of Directors for approval, the compensation awards available to the Company’s executive officers.  The Compensation Committee may engage independent consultants to provide comparative information on compensation and benefits as well as to advise the Compensation Committee on compliance issues involving federal and state laws and regulations concerning compensation of executives.  The Compensation Committee is comprised entirely of independent directors.  The Compensation Committee operates under a written charter adopted by our Board of Directors which can be found on our website at www.micrel.com.  All decisions relating to the compensation of the Chief Executive Officer are made by the Compensation Committee in executive session, without management present.  In assessing the compensation of the Chief Executive Officer and each of the other NEOs, the Compensation Committee considers the performance of the Company, the executive’s contribution to that performance, comparisons to other executive officers holding similar positions and responsibilities at other companies in the Peer Group, management recommendations and other factors (including tenure and experience, retention concerns, historical compensation).

The Compensation Committee uses several analytic tools when making compensation decisions, which include Company performance reviews, Peer Group compensation data, the recommendations of the Chief Executive Officer and the Vice President of Human Resources, individual performance reviews and internal pay equity.  Consistent with prior years, Peer Group compensation data is compiled by the Human Resources Department and provided to the Compensation Committee.  The Compensation Committee uses the Peer Group data as a factor in its determination of key elements of the compensation programs.  The Compensation Committee also uses senior management staff as needed to gather, prepare, and advise in the use of compensation data.

The Peer Group data provides information to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers, and provides one of the bases for the Compensation Committee’s analysis of the structure of the Company’s various compensation programs and the appropriate levels of salary, bonus and other awards payable to the Company’s executive officers.  Based upon this analysis, the Company’s executive compensation package consists of a fixed base salary and variable cash and stock-based incentive awards, with a significant portion weighted towards variable components to ensure that total compensation reflects the overall success or failure of the Company and to motivate executive officers to meet appropriate performance measures, thereby maximizing total return to the Company and its shareholders.

In addition to Peer Group data, the Company participates in an industry compensation survey, and subscribes to a service provided by Radford Advisory Services.  Information provided in Radford’s Benchmark and Executive Surveys (the “Benchmark Surveys”) is reviewed and compared with Peer Group data. The Benchmark Surveys capture base salary, incentive and equity data for full-time, US-based employees, including executives, categorized by job classification.  The Benchmark Survey data is used by the Compensation Committee in conjunction with the Peer Group data to determine appropriate executive compensation packages.

The Compensation Committee also reviews management recommendations and Company and individual performance evaluations in setting executive compensation.  The Chief Executive Officer and Vice President of Human Resources provide recommendations annually to the Compensation Committee regarding the compensation of all executive officers, except with respect to their own respective compensation.  The Vice President of Human Resources provides recommendations regarding the compensation of the Chief Executive Officer and other NEOs, based on the Peer Group data and Benchmark Survey data. Each executive officer in the Company participates in an annual performance review of the Chief Executive Officer to provide input about the Chief Executive Officer’s contributions to the Company’s performance for the period being assessed.  Each NEO other than the Chief Executive Officers, participates in an annual performance review with the Chief Executive Officer to provide and receive input about their contributions to the Company’s success for the period being assessed.  The performance of each NEO other than the Chief Executive Officer is reviewed annually by the Chief Executive Officer and the Compensation Committee.

The Compensation Committee reviews summaries of the major components of the Chief Executive Officer’s and other NEOs compensation, including annual base salary, bonuses based on corporate and individual performance, and equity compensation.  These summaries reflect the annual compensation for the NEO (both target and actual), as well as the potential payments under selected performance scenarios. The compensation summaries are prepared by the Human Resources Department and are presented at Compensation Committee meetings by the Vice President of Human Resources.  With regard to the performance scenarios, these summaries demonstrate the amounts of compensation that would be payable under minimum, target and maximum payout scenarios under our cash incentive compensation plan. The overall purpose of this review is to identify elements of actual and potential future compensation of our Named Executive Officers, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual projected compensation.  The Compensation Committee bases its analysis on the Peer Group data and compensation summary information, including the Benchmark Survey data, provided by the Vice President of Human Resources in consideration of the management team’s compensation and internal pay equity.

Compensation Benchmarking and Peer Group

One of the tools we use in determining compensation for our NEOs is a comparison of the compensation of our Chief Executive Officer and the other Named Executive Officers relative to the compensation paid to similarly-situated executives at companies that we consider being in our Peer Group.  This approach ensures that our cost structures will allow us to remain competitive in our markets.  An important component of setting and structuring compensation for the Company’s executive officers is reviewing the compensation packages offered by the leading semiconductor companies in order for the Company to offer competitive compensation within that group of companies.  Each year we survey the compensation practices of a peer group of companies in the United States, as well as other countries in which we have significant employee populations, to assess our competitiveness.  In determining the level of compensation provided to our executive officers, the Company reviews each element of compensation within the Peer Group, including base salary, target annual cash incentives, and long-term equity incentives.  The Peer Group consists of eleven leading semiconductor companies.  We believe that the Peer Group is representative of the sector in which we operate, and the group was chosen because of each of the companies’ relative leadership position in our sector, their relative size as measured by sales volume, and the relative complexity of the business and the role and responsibilities of the Company’s NEOs.  In 2009, this “Peer Group” of companies included Advanced Analogic Technologies, Incorporated; Applied Micro Circuits Corporation; Exar Corporation; Intersil Corporation; Linear Technology Corporation; Maxim Integrated Products, Incorporated; Microsemi Corporation; Monolithic Power Systems, Incorporated; Power Integrations, Incorporated; Semtech Corporation; and Supertex, Incorporated.

For 2009, we targeted the aggregate value of our total compensation at approximately the median level for the Peer Group for all NEOs and most executive officer positions.  The Compensation Committee believes that our overall pay positioning will allow us to attract and retain the appropriate level of executive talent, while appropriately rewarding high performance through performance objectives.  The actual target compensation for each individual executive may be higher or lower than the targeted market position based on such factors as individual skills, experience, contribution and performance, internal equity, or other factors that the Compensation Committee may take into account that are relevant to the individual executive. In addition, actual compensation results (e.g., amounts earned and paid each year) may be higher or lower than target based on corporate and individual performance.  We strongly believe in retaining the best talent among our senior executive management team.  To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate total compensation packages with the Company’s senior executive management that may deviate from the general principle of targeting total compensation at the median level for our Peer Group.  Actual pay for each NEO is determined around this structure, driven by the performance of the executive over time, as well as the annual performance of the Company.  Equity grant guidelines are then set by job level, using Peer Group data and current guidelines to determine the appropriate annual grant levels for the upcoming year.  Using this methodology, for 2009, the compensation for our NEOs was at approximately the 50th percentile of our Peer Group.

The Company’s approach to benchmarking is two-fold.  First, in setting annual cash compensation, the Company aims to provide market compensation that approximates the median annual cash compensation of executive officers performing similar job functions at companies in the Peer Group.  To determine that level of compensation, the Company annually reviews salary surveys of the Peer Group and actual salary amounts provided in Peer Group proxy statements.  Our annual review indicates that we are providing to our NEOs annual cash compensation at or below the median of the Peer Group.  The Company believes that its design of base and incentive annual cash compensation provides market-competitive annual cash compensation to the Company’s NEOs.  Second, equity grant guidelines are set by job level, using current Company guidelines, Peer Group data, and internal equity compensation comparisons to determine the appropriate annual grant level for each NEO for the upcoming year.  For 2009, as with total compensation, we targeted the aggregate value of our equity incentive compensation at approximately the median level of our Peer Group for our NEOs.

Internal Pay Equity

Our core compensation approach is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve our business and financial objectives.  While comparisons to compensation levels at companies in our Peer Group are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable in order for the Company to achieve our corporate objectives as outlined at the beginning of this Compensation Discussion and Analysis.

In implementing this philosophy, the Compensation Committee analyzed the relationship between our Chief Executive Officer’s total compensation and the total compensation of the other executive officers of the Company.  For this purpose, total compensation includes base salary, bonus payouts and the value of equity awards.

The Compensation Committee evaluated the mix of the individual elements of compensation paid to the Chief Executive Officer and the other executive officers as well as the changes in the overall composition of the management team and the overall accountabilities of the individual executive officers and the Chief Executive Officer.  The Compensation Committee also analyzed the change in the responsibilities of each member of the management team over the measurement period, calendar year 2009.  In addition, the Compensation Committee also considered the internal pay equity between the other executive officers in relation to the next lower tier of management, in order to maintain compensation levels that are consistent with the individual contributions and responsibilities of those executive officers.  Based on this analysis, the Compensation Committee determined that compensation in 2009 reflected an appropriate target differential for executive compensation; given the different accountabilities for the Chief Executive Officer and the other Named Executive Officers and no changes were necessary to maintain consistency with our internal pay equity policy.

Base Compensation

The Company provides its NEOs with a base salary that is structured around the median of the Peer Group.  Base salaries provide consistent cash flow to employees assuming sufficient levels of performance and continued employment.  Salaries for the Company’s NEOs and other executive officers are determined primarily on the basis of the executive officer’s responsibility, Company budgets, general salary practices of companies within the Peer Group, the officer’s individual performance and experience, internal pay equity and retention concerns.  The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) the scope of the executive officer’s ongoing duties, (iv) general changes in base salary by companies in the Peer Group, and (v) the Company’s financial performance generally.  Due to financial conditions facing the semiconductor industry and in line with practices in the Peer Group, the Compensation Committee did not adjust the executive officers’ base salaries in 2009.

Performance-Based Compensation

Annual Incentive Program

The Company structures its compensation programs to reward executive officers based on the Company’s performance and the individual executive’s contribution to that performance, as well as align executive officer compensation with the achievement of strategic initiatives in the short-term. Executive officers are eligible to receive bonus compensation in the event certain specified corporate performance measures are achieved.  In determining the performance-based compensation awarded to each executive officer, the Company evaluates the Company’s and executive’s performance in a number of areas.

Compensation pursuant to the annual incentive program is made in the form of cash.  The general criteria for evaluating the performance of the Company and executive officers are the Company’s financial performance as measured by earnings per share and individual performance metrics such as progress in research and development, increase in manufacturing productivity, or significant improvement in product quality, legal or financial matters, measured on an annual basis.  These individual performance metrics have been set in a manner that the Compensation Committee believes requires substantial effort to achieve and will not be attained with average or less than average performance.  Performance criteria are evaluated against objectives set prior to the commencement of the applicable bonus measurement period.

The amounts payable under the Company’s annual performance-based program for executive officers in 2009 were determined initially based upon the Company’s actual performance measured against the following performance criterion:

Corporate Performance Criterion	Relative Weight	Threshold Performance Level	100% Target Performance Level	Maximum Payment Performance
Annual Earnings per Common Share (“EPS”) (1)	100%	$0.31	$0.43	$0.58
_________________

(1)
Non-GAAP EPS results, which exclude the impact of revenue and cost of revenues related to intellectual property settlements, equity-based compensation, certain third party legal expenses associated with litigation settlements, other unusual operating income and expense items, restructuring charges and related tax effects.

The threshold level of $0.31 annual earnings per common share was intended to set a level of corporate performance below which no executive bonus payments would be made.  The non-GAAP EPS achieved by the Company for the previous three years – 2006, 2007 and 2008 – was $0.55, $0.59, and $0.49, respectively.  Thus, the Compensation Committee considered $0.31 annual EPS to be a substantial threshold for executive bonus payments, requiring substantial effort and commitment by the executive in order to attain any annual bonus payment.  In the event the threshold performance level is exceeded but the target level is not achieved, the executive officers will earn a proportional award.  In the event the financial performance of the Company exceeded the earnings per share targets shown in the Performance Criterion table above, the NEOs and other executive officers were eligible to earn cash bonuses of up to 1.8 times their respective target amounts.  In the event the target level is exceeded, the executive officers will earn a proportional award up to the maximum payment performance.  Incentive amounts to be paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance.  Payments under each of the programs are contingent upon continued employment, though pro rata bonus payments may be paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.

In February 2009, the Compensation Committee and the Board of Directors established total bonus pool target amounts based on the Company’s achievement of non-GAAP earnings per share across a range of possible outcomes. The Compensation Committee and the Board of Directors also established profiles and payout targets for the individual Executive, Discretionary Exempt and Profit Sharing pools within the overall bonus pool target amounts.

Under the cash incentive bonus program in 2009, based upon the performance criteria set forth above, the Company’s executive officers were eligible to earn up to an aggregate of $2,010,000, with the Chief Executive Officer eligible to earn a target bonus amount of $400,000 and each of the NEOs, other than the Vice President of Worldwide Sales, eligible to earn a target bonus amount of $100,000.  The Vice President of Worldwide Sales was eligible to earn a target bonus of $16,667, which represents a full year target of $50,000 pro rated to the four months he served in that position.  The Vice President of Worldwide Sales was also eligible to earn a bonus under the Sales Incentive Program described below.  The Compensation Committee set the target bonus amount for the Chief Executive Officer higher than other NEOs based on the Chief Executive Officer’s contribution to the Company and relative amounts of executive bonuses at the Peer Group companies.

Based on the Company’s achievement of non-GAAP earnings per share of $0.36 for 2009 (which exclude the impact of equity-based compensation, other unusual operating income and expense items, restructuring charges and related tax effects), the Compensation Committee subsequently established, and the Board of Directors approved, a target bonus payout for the Chief Executive Officer and executive officers of 22% which was above the minimum threshold for payout, but less than 100% of the pre-determined target.  The bonus payouts for executives other than the Chief Executive Officer were based on the targets described in the performance criterion table set forth above.  Although, Compensation Committee may exercise some discretion based on recommendations by the Chief Executive Officer with respect to modifications to certain individual payouts, no such modifications were made for executive officers in 2009.  Actual bonus payouts were 72% below target, based on the Company’s financial performance during 2009.

The Compensation Committee believes that the payment of the annual incentive bonus in cash provides incentives necessary to retain executive officers and reward them for short-term company performance.  The incentive bonus paid to the Chief Executive Officer and each NEO are set forth in the Summary Compensation Table below.

Sales Incentive Program

The Vice President of Worldwide Sales also participates in the Company’s Sales Incentive Program, which provides for eligible employees in the Company’s sales organization to receive a quarterly bonus based on, among other factors, quarterly revenue growth performance relative to the average performance of a peer group (“APPG”), beginning of the quarter total company revenue forecast accuracy (“BOQ Accuracy”) and written objectives (“MBO Score”) developed by the participant’s supervisor. The Vice President of Worldwide Sales’ MBO Score objectives are determined and managed by the Chief Executive Officer.

The bonus opportunity for 2009 under the Sales Incentive Program was weighted 85% based on APPG quarterly revenue growth performance, 10% based on BOQ Accuracy and 5% on the MBO Score. The targeted APPG revenue performance payout is 0% if the Company’s total revenue performance for the quarter was below the APPG and 100% if it exceeds the APPG. The total revenue payout increases to a maximum of 200% if quarterly revenue performance is greater than the APPG and the quarterly performance is positive on a linear basis up to 10 percentage points above the APPG. BOQ Accuracy payout is 100% if the BOQ Accuracy performance is within a range of 95% to 115%, otherwise the payout is 0%. The Sales Incentive Program is measured and paid to the participant on a quarterly basis.

In measuring the APPG revenue performance for 2009, the Compensation Committee compared the Company’s revenue performance to the average revenue performance of companies in the analog semiconductor industry similar in size and geographic location to the Company. Specifically, the Compensation Committee considered revenue performance data for the following companies: Linear Technology Corporation, Maxim Integrated Products, Inc., Intersil Corporation, ON Semiconductor Corporation, Monolithic Power Systems, Inc., and Texas Instruments Incorporated (Analog Division).

The Compensation Committee determined that Mr. Christopher Dingley achieved 0% of the APPG goal and 100% of the BOQ Accuracy and MBO goals for the portion of 2009 during which he served as Vice President of Worldwide Sales. Accordingly, the Compensation Committee awarded Mr. Dingley a bonus of $8,770 which was equal to 70% of his target sales incentive program bonus for that period. Mr. Dingley was also awarded $4,627 as a prorated portion of his annual incentive bonus which was determined based on achievement of the annual incentive bonus program performance criterion described above.  The Compensation Committee determined that Mr. Dingley’s prorated bonus target for the fourth quarter of 2009 under both programs was $29,167.

In addition, Mr. Dingley received $46,975 under the sales incentive program for the portion of 2009 during which he was not an executive officer which was 93% of a target of $50,400.

Discretionary Long-Term Equity Incentive Awards

Long-term incentives are the most significant element of total executive officer compensation.  Performance-based components of compensation comprise much of this element, consistent with our philosophy of driving performance and thereby aligning the interests of executives with other shareholders.  These incentives are designed to motivate executive officers to improve financial performance and shareholder value.  The Company’s executive officers, along with a significant portion of the Company’s employees, are eligible to receive awards of stock options and/or restricted stock units as part of the Company’s annual equity award program, under the Company’s 2003 Incentive Award Plan (the “2003 Plan”).  Employees, excluding our NEOs, can choose to receive their equity award grants in either stock options or a lesser number of restricted stock units.  The Company’s 2003 Plan, which is administered by the Compensation Committee, also allows for other incentive and performance-based awards such as stock appreciation rights, dividend equivalents, stock payments and deferred stock.

Grants of options to purchase shares of our common stock represent the high-risk and potential high-return component of our total long-term incentive program, as the realizable value of each option can fall to zero if the stock price is lower than the exercise price established on the date of grant.  Employees, excluding our NEOs, can choose to receive a lesser number of restricted stock units instead of stock options.  Restricted stock units pose lower-risk and lower potential returns for our executives but still align employee interests with the interests of our stockholders.  Guidelines for the number of stock options and/or restricted stock units, if any, granted to each executive officer are determined using a procedure approved by the Compensation Committee with reference to the Peer Group data and based upon other considerations, including the executive officer’s salary grade, performance and the value of the stock option and/or restricted stock units at the time of grant.  In addition to the annual equity award grant that an executive officer is eligible to receive, the Compensation Committee, in its sole discretion, may approve additional grants from time to time, to reflect, for example, a significant change in job responsibility or in recognition of a significant achievement, or following the reconsideration of Peer Group data.

Stock option grants to executive officers are typically approved by the Compensation Committee once a year.  The Company may also grant an equity incentive award at the discretion of the Compensation Committee or the Board in connection with the hiring or promotion of an executive officer.  The Vice President of Human Resources presents to the Compensation Committee Peer Group data regarding stock option grants.  Based on such data, and the Compensation Committee’s assessment of the annual performance of the Company and individual executive officers, internal pay equity considerations and recommendations by the Chief Executive Officer and the Vice President of Human Resources, the Compensation Committee determines the amount of any award of stock options to executive officers.  Except for grants made to the Chief Executive Officer, the exercise price of any options awarded is set at the “fair market value” of the common stock underlying the option on the grant date.  The fair market value of the Company’s common stock as of a given date will be equal to the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market, on such given date, or if shares were not traded on such given date, then on the next preceding date on which a trade occurred.  Because the exercise price of these options is equal to the fair market value of the Company’s common stock on the date of grant, these stock options will deliver a reward only if the stock price appreciates from the price on the date the stock options were granted.  This design is intended to focus the executive officers on the long-term enhancement of shareholder value.  Because of the Chief Executive Officer’s ownership of greater than ten percent of the total combined voting power of the Company’s common stock, the exercise price of options granted to the Chief Executive Officer under the stock plans is 110% of the fair market value of the underlying stock on the date of grant, in accordance with the Company’s 2003 Plan.

Stock option and restricted stock unit awards approved by the Compensation Committee are awarded with a grant date that is the date of the Compensation Committee meeting on which the option awards are determined and approved.  The Company will not make grants of equity-based compensation while in possession of material non-public information, or otherwise in violation of the Company’s Worldwide Standards of Business Conduct.

Stock options and restricted stock units granted under the Company’s 2003 Plan generally have a five-year vesting schedule, with vesting occurring in equal installments on each anniversary of the grant date, in order to provide an incentive for continued employment.  Stock options generally expire ten years from the date of the grant, though stock options granted to our Chief Executive Officer expire five years from the date of grant since he owns greater than ten percent of the total combined voting power of the Company’s common stock.  The Compensation Committee believes that this provides a reasonable time frame in which to align the executive officer with the price appreciation of the Company’s stock.

In 2009, the NEOs and other executive officers were eligible for, and received, individual stock option awards under the Company’s 2003 Plan.  The stock options awards in 2009 for NEOs are set forth in column (j) of the Grants of Plan-Based Awards table below.

Other Elements of Compensation and Perquisites

Medical Insurance.  The Company provides to each NEO, the NEOs spouse and dependents such health, dental and optical insurance as the Company may from time to time make available to its other executive officers and all full-time, regular employees.

Life and Disability Insurance.  The Company provides each NEO such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment.  The premiums paid for term life insurance for each NEO are set forth in Column (i) of the Summary Compensation Table.

Automobile Allowance.  The Company provides the Chief Executive Officer with an allowance of approximately $28,500 for automobile-related expenses per year during the term of the Chief Executive Officer’s employment with the Company.

Policy Regarding Deductibility of Compensation.

The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to certain executive officers of a publicly-held corporation, which is not performance-based compensation, is limited to no more than $1 million per year per officer.  It is not expected that the compensation to be paid to the Company’s executive officers for the fiscal year ended December 31, 2010 will exceed the $1 million limit per officer.  Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package for the Named Executive Officers with the need to maximize the immediate deductibility of compensation, while enduring an appropriate (and transparent) impact on reported earnings and other closely followed financial measures.  However, the Compensation Committee does have the discretion to design and use compensation elements that may be not deducible within Section 162(m), if the Compensation Committee considers the tax consequences and determines that nevertheless those elements are in our best interests.  Option grants under the 2003 Plan are intended to qualify as performance-based compensation not subject to the $1 million limitation.

********************************

The Compensation Committee has reviewed all components of each NEOs and executive officer’s compensation, including base salary, performance-based cash compensation, and long-term equity incentive compensation and utilized the Peer Group data to perform competitive peer compensation analysis.  Based on this review, the Compensation Committee determined that the NEOs and all other executive officers’ compensation is consistent with the Company’s Peer Group and is consistent with the Company’s financial performance and the individual performances of each NEO and executive officer.  The Compensation Committee believes that the NEOs and all other executive officers’ total compensation in the aggregate is reasonable, competitive, and not excessive.  The Compensation Committee specifically considered that the Company does not maintain any employment contracts, change of control agreements, except for a limited change of control agreement for the Chief Financial Officer, or deferred compensation plans with its executive officers and, except as stated otherwise herein for the Chief Executive Officer, does not provide perquisites to such individuals.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

The undersigned members of the Compensation Committee have thoroughly reviewed the foregoing Compensation Discussion and Analysis (“CD&A”) and have discussed it with management.  Following its review of the CD&A and discussion with management, the Compensation Committee recommended to management that the CD&A be included in the Company’s Proxy Statement.

COMPENSATION COMMITTEE

Frank Schneider, Chairman
Michael Callahan
Neil Miotto

EXECUTIVE COMPENSATION

Summary Compensation Table 2009, 2008 and 2007

The following table sets forth the total annual compensation earned for the years ended December 31, 2009, 2008 and 2007 by each of the Company’s Named Executive Officers:

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(f)	(g)	(i)	(j)
Raymond D. Zinn, President, Chief Executive Officer and Chairman of the Board	2009 2008 2007	321,221 334,794 359,658	475,007 320,536 760,841	111,045 199,799 272,312	29,541 29,756 30,856	936,814 884,885 1,423,667
Clyde Raymond Wallin, Vice President of Finance and Human Resources and Chief Financial Officer	2009	222,385	486,696	27,761	36,090	772,932
Robert J. Barker, Former Interim Vice President of Finance and Chief Financial Officer; and former Vice President of Corporate Business Development and Human Resources	2009 2008	170,608 174,539	88,014 66,844	– 51,200	– 1,082	258,622 293,665
Christopher Dingley, Vice President of Worldwide Sales	2009	220,368	259,139	60,372	1,090	540,969
James G. Gandenberger, Vice President of Worldwide Operations and Foundry Business Unit	2009 2008 2007	272,072 255,746 229,658	125,734 144,829 330,337	27,761 53,700 88,889	1,090 2,428 3,099	426,657 456,703 651,983
David Schie, Vice President of Analog Business Unit	2009 2008	264,922 244,284	125,734 –	27,761 53,700	1,090 2,177	419,507 300,161
___________________

(1)	Employee contributions to defined contribution plans are included in salary amounts because such contributions are deferred at the election of the NEO.

(2)
Amounts shown do not reflect compensation actually received by the NEO. Instead, the dollar value of these awards is the aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718 in the year indicated. For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009.  The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. There is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(3)
The amounts indicated in this column represent cash incentive bonuses earned by each executive officer based on the Company’s performance and each executive officer’s performance relative to specific individual criteria.  All bonuses for a particular year reflect amounts earned in that year whether or not paid in that or the following year.  The 2009 annual incentive program and sales incentive program are discussed in further detail under the heading “Performance-Based Compensation.”

(4)
Represents a $35,000 relocation allowance for Mr. Wallin in 2009; automobile-related allowances for Mr. Zinn of $28,451 for 2009, $26,657 for 2008 and $27,757 for 2007; and contributions by the Company to the Company’s defined contribution plan for each NEO.

Grants of Plan-Based Award During Fiscal Year 2009

The following table provides certain information with respect to the grant of plan-based awards to each of the Named Executive Officers during the fiscal year ended December 31, 2009.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards (3)($)
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(j)	(k)	(l)
Raymond D. Zinn	– 5/21/09	–	400,000 –	720,000 –	– 200,000	– 7.85	– 475,007
Clyde Raymond Wallin	– 1/12/09	–	100,000 –	180,000 –	200,000	6.85	486,696
Robert J. Barker (Former Interim Chief Financial Officer)	– 5/21/09	–	100,000 –	180,000 –	– 35,000	– 7.14	– 88,014
Christopher Dingley	– 6/23/09 9/4/09 10/30/09	– – – –	79,567 – – –	146,366 – – –	– 6,000 100,000 3,403	– 7.19 7.70 7.47	– 15,194 242,224 1,721
James G. Gandenberger	– 5/21/09	–	100,000 –	180,000 –	– 50,000	– 7.14	– 125,734
David Schie	– 5/21/09	–	100,000 –	180,000 –	– 50,000	– 7.14	– 125,734

____________________

(1)
The amounts shown in column (c) reflect estimated payouts of bonus compensation at threshold levels of non-GAAP earnings per share.  For the NEOs, other than Mr. Dingley, the amount shown in column (e) is 180% of target incentive compensation, which is the estimated maximum amount that could be earned under our 2009 annual incentive program.  For Mr. Dingley, the amount shown in column (e) is the sum of 180% of his pro-rated participation in the 2009 annual incentive program and the maximum bonus potential of his participation in the sales incentive program.

(2)
The exercise price for all stock option grants is the fair market value of our common stock on the date of grant, with the exception of grants to Mr. Zinn which represent 110% of the fair market value of our common stock on the date of grant.

(3)
Represents the aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718.  For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009.  The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. There is no assurance that the value, if any, eventually realized will correspond to the amount shown.

Outstanding Equity Awards at Fiscal 2009 Year-End

The following table shows grants of stock options outstanding on December 31, 2009, the last day of our fiscal year, to each of our Named Executive Officers.  None of our NEOs had grants of unvested stock awards outstanding on December 31, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Raymond D. Zinn	3,095 125,000 64,000 48,000 45,000 24,200 –	-- -- 16,000 (2) 32,000 (3) 67,500 (4) 96,800 (5) 200,000 (6)	– – – – – – –	12.71 16.39 10.76 16.21 13.25 7.41 7.85	05/27/13 03/11/14 03/09/15 03/02/16 02/23/17 02/21/18 05/21/19
Clyde Raymond Wallin	–	200,000 (7)	–	6.85	01/12/19
Robert J. Barker	20,000 (8) 523 (8) 20,000 (8) 20,000 (8) 16,000 (8) 10,800 (8) 6,480 (8) 4,800 (8) --	– – – – 4,000 (8) 7,200 (8) 9,720 (8) 19,200 (8) 35,000 (8)	– – – – – – – – –	7.09 10.50 13.09 13.55 9.78 14.74 12.05 6.74 7.14	10/24/12 05/27/13 08/28/13 03/11/14 03/09/15 03/02/16 02/23/17 02/21/18 05/21/19
Christopher Dingley	1,000 338 6,400 4,800 2,400 1,000 – – –	– – 1,600 (9) 3,200 (10) 3,600 (11) 4,000 (12) 6,000 (13) 100,000 (14) 3,403 (15)	– – – – – – – – –	9.27 9.56 11.52 10.00 13.55 9.28 7.19 7.70 7.47	01/22/13 04/23/13 06/23/15 06/23/16 07/18/17 06/23/18 06/23/19 09/04/19 10/30/14
James G. Gandenberger	25,000 6,000 84,503 20,000 16,000 32,000 12,000 9,200 20,000 10,400 –	– – – – 4,000 (2) 8,000 (16) 8,000 (3) 13,800 (4) 30,000 (17) 41,600 (5) 50,000 (6)	– – – – – – – – – – –	18.15 22.86 10.72 13.55 9.78 11.43 14.74 12.05 8.65 6.74 7.14	10/02/11 03/14/12 06/13/13 03/11/14 03/09/15 09/26/15 03/2/16 02/23/17 11/29/17 02/21/18 05/21/19
David Schie	80,000	120,000 (18) 50,000 (6)	– –	12.46 7.14	05/31/17 05/21/19
________________

(1)	Unless otherwise noted, these options vest over five years in equal installments on the anniversary date of the grant.

(2)	The remainder of the grant vested on March 9, 2010.

(3)	20% of the grant vested on March 2, 2010 and the remaining 20% will vest on March 2, 2011.

(4)	20% of the grant vested on February 23, 2010 and the remaining 40% will vest in equal installments on February 23, 2011 and 2012.

(5)	20% of the grant vested on February 21, 2010 and the remaining 60% will vest in equal installments on February 23, 2011, 2012 and 2013.

(6)	20% of the grant will vest on each of May 21, 2010, 2011, 2012, 2013 and 2014.

(7)	20% of the grant vested on January 12, 2010 and the remaining 80% will vest in equal installments on January 12, 2011, 2012 and 2013 and 2014.

(8)	As a result of Mr. Barker’s retirement on January 8, 2010, all of his outstanding option awards expired on February 7, 2010.

(9)	The remainder of the grant will vest on June 23, 2010.

(10)	20% of the grant will vest on June 23, 2010 and the remaining 20% will vest in on June 23, 2011.

(11)	20% of grant will vest on July 18, 2010 and the remaining 40% will vest in equal installments on July 18, 2011 and 2012.

(12)	20% of grant vested on June 23, 2010 and the remaining 60% will vest in equal installments on June 23, 2011, 2012 and 2013.

(13)	20% of the grant will vest on each of June 23, 2010, 2011, 2012, 2013 and 2014.

(14)	20% of the grant will vest on each of September 4, 2010, 2011, 2012, 2013 and 2014.

(15)	One third of the grant will vest on each of October 30, 2010, 2011 and 2012.

(16)	The remainder of the grant will vest on September 26, 2010.

(17)	20% of the grant will vest on November 29, 2010 and the remaining 40% will vest in equal installments on November 29, 2011 and 2012.

(18)	20% of the grant will vest on May 31, 2010 and the remaining 40% will vest in equal installments on May 31, 2011 and 2012.

Option Exercises and Stock Vested During Fiscal Year 2009

None of the NEOs exercised stock options or held stock awards in 2009.

Pension Plan, Deferred Compensation, Change in Control and Severance Payments

The Company has no pension plan.  The Company does not have a deferred compensation program.  Neither the Company nor any executive officer made any contributions to, or received any earnings from, a deferred compensation program in 2009.  According to the terms of his offer letter, Mr. Wallin, our Chief Financial Officer, will enter into a change of control agreement with the Company pursuant to which Mr. Wallin shall be entitled to a lump sum amount equal to one year base salary, less applicable withholdings, in the event that the Company has a change of control following the termination of Mr. Raymond D. Zinn’s employment with the Company and within 12 months following such change of control, Mr. Wallin’s employment with the Company is terminated other than for cause. If this arrangement had been triggered on December 31, 2009, Mr. Wallin would have been entitled to a lump sum amount of $245,000 less applicable withholdings.

The other NEOs are not party to any change in control or severance agreements.

Director Compensation for Fiscal Year 2009

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(h)
Daniel Artusi	21,250	–	25,147	46,397
Michael J. Callahan	16,250	–	25,147	41,397
Daniel Heneghan	21,250	–	25,147	46,397
Neil J. Miotto	21,250	–	25,147	46,397
Frank W. Schneider	21,250	–	25,147	46,397
________________

(1)	Represents cash payments for annual retainer, meeting and committee fees.

(2)
Represents the aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009.  At December 31, 2009, the aggregate number of options held by each director was as follows: Mr. Artusi, 30,000 shares; Mr. Callahan, 56,000 shares; Mr. Heneghan, 25,000 shares; Mr. Miotto, 40,000 shares; and Mr. Schneider 40,000 shares.

Non-employee directors of the Company receive $1,250 compensation for each meeting of the Board of Directors attended and $1,250 for each committee meeting not held in conjunction with a Board of Directors meeting.

In July 2008, the Compensation Committee and the Board of Directors approved an increase in the annual retainer from $5,000 to $15,000 to be paid to each non-employee director, commencing with the 2008-2009 Board year.  No change was made to the amount of the annual retainer for 2009, and during 2009, the retainer was paid to each non-employee director in quarterly installments.

The Company’s 2003 Incentive Award Plan, as amended, provides for annual automatic grants of nonqualified stock options to continuing non-employee directors.  In accordance with the 2003 Plan, new Board members receive an initial option grant to purchase 15,000 shares of the Company’s Common Stock upon commencement of Board of Directors service.  Furthermore, on the date of each annual shareholders’ meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 10,000 shares of the Company’s Common Stock.  If at any time during the year, an independent director purchases Company stock on the open market, that director will also be granted an equal number of options effective the same day, up to a limit of 5,000 shares per director per year.  All options granted to non-employee directors will have an exercise price equal to 100% of the fair market value, defined as the closing price of a share of the Company’s Common Stock on the NASDAQ Global Select Market on the date of grant, and become exercisable at the rate of 25% per year.

Compensation Committee Interlocks and Insider Participation

There are and were no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such relationship existed in the past.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Heneghan, Miotto and Schneider, with Mr. Heneghan serving as the Chairman of the Audit Committee.  The Company’s Audit Committee is composed solely of “independent” directors, as that term is defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors on December 13, 2004, as reviewed and re-approved on February 9, 2010, a copy of which is available at www.micrel.com.  The Audit Committee also approved the Company’s Internal Audit Charter on April 24, 2006, and reviewed and re-approved on March 11, 2010, a copy of which is available at www.micrel.com.  The Company’s Manager of Internal Audit regularly attends meetings of the Audit Committee and reports directly to the Company’s Audit Committee.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon.  The independent registered public accounting firm is also responsible for performing an audit of the Company’s internal control over financial reporting and expressing opinions on the operating effectiveness of the Company’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes.

  In accordance with the Internal Audit Charter, the Audit Committee is responsible for overseeing the Internal Audit function.  The Audit Committee receives a report each quarter from the Manager of Internal Audit on the Company’s activities regarding internal control procedures and Sarbanes-Oxley Section 404 compliance.  The Manager of Internal Audit reports on progress of the Company’s Internal Control Program, including internal testing and policy documentation activities.  The Manager of Internal Audit also presents a summary of internal control testing results, discusses any control issues discovered, and outlines the remedial actions taken for such issues.  The Manager of Internal Audit also indicates to the Audit Committee whether there are any findings of significant deficiencies or material weaknesses in the Company’s financial controls.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2009.  The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm;
•	reviewed and discussed management’s assessment of internal control over financial reporting with management, the Senior Internal Auditor;
•	discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and
•
received from PwC written confirmation of their independence as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The Audit Committee report shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE

Daniel Heneghan, Chairman
Neil Miotto
Frank Schneider

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2009 for all of our current equity compensation plans, including our 1994 Stock Option Plan, our 2000 Non-Qualified Stock Incentive Plan (“2000 Plan”) and our 2003 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	7,656,169 (1)	$ 9.38	5,669,428 (2)
Equity Compensation Plans Not Approved by Security Holders	48,828 (3)	$15.51	134,256 (4)
Total	7,704,997	$ 9.41	5,803,684
________________

(1)
Includes (i)  7,213,818 shares of common stock issuable upon the exercise of options granted under the 2003 Plan, of which  2,679,180 shares were exercisable as of December 31, 2009 and (ii)  442,351 shares of common stock issuable upon the exercise of options granted under the 1994 Plan, all of which  were exercisable as of December 31, 2009.

(2)	Represents 3,782,736 remaining shares of common stock available for issuance under the 2003 Plan and 1,886,692 remaining shares available for issuance under the Employee Stock Purchase Plan.

(3)	Represents shares of common stock issuable upon the exercise of options granted under the 2000 Plan, all of which were exercisable as of December 31, 2009.

(4)	Represents the remaining shares of common stock available for issuance under the 2000 Plan.

Summary of the 2000 Non-Qualified Stock Incentive Plan

In November 2000, the Compensation Committee and the Board of Directors approved the implementation of the 2000 Non-Qualified Stock Incentive Plan (the “2000 Plan”).  The aggregate number of shares of common stock subject to issuance under the 2000 Plan may not exceed 200,000. The shares available for issuance under the 2000 Plan may be either previously un-issued shares or treasury shares.  The 2000 Plan is administered by the Board of Directors or a committee designated by the Board of Directors (the “Administrator”). The Administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares subject to such award, to set, amend, construe and interpret the terms and conditions of the award, and to take any other action that is consistent with the terms of the 2000 Plan.  Awards under the 2000 Plan were granted only to employees and consultants of the Company. Officers and directors of the Company were not eligible to receive awards under the 2000 Plan.

In March 2005, the Company suspended granting options under the 2000 Plan, and does not intend to grant any additional options or awards under the 2000 Plan.  However, options and awards previously granted under the 2000 Plan will continue to vest, and such options may be exercised in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent registered public accounting firm (“IRPAF”) for the year ended December 31, 2009.  Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire.  Moreover, they will be available to respond to appropriate questions from shareholders.

The information below represents the aggregate fees billed by PwC for audit services rendered in connection with the consolidated financial statements and reports for the year ended December 31, 2009 and for other services rendered during fiscal year 2009 on behalf of Micrel, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to Micrel.

	2009	2008
Integrated Audit Fees (1)	$875,000	$912,000
Audit Related Fees (2)	–	–
Tax Fees (3)	108,000	127,000
All Other Fees (4)	2,000	–
Total Fees	$985,000	$1,039,000
_______________

 (1)  Integrated Audit Fees.  The aggregate fees billed for professional services rendered for the integrated audit of our annual financial statements and our internal control over financial reporting for the fiscal years ending December 31, 2009 and December 31, 2008, and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, or services that are normally provided by the IRPAF in connection with statutory and regulatory filings or engagements.

(2)  Audit Related Fees. These are fees paid for assurance and related services reasonably related to the performance of the audit and review of our consolidated financial statements that are not reported under “Integrated Audit Fees.”

(3)  Tax Fees.  The aggregate fees billed in the years ending December 31, 2009 and December 31, 2008 for professional services rendered by the IRPAF for tax compliance, preparation of tax filings, assistance with tax audits and tax planning and advice.

(4) All Other Fees. The Company paid $2,000 to the Company’s IRPAF for a statutory audit in Norway for the fiscal year ended December 31, 2009.

All audit related services, tax services and other services were pre-approved by our Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the IRPAF.  The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

OTHER MATTERS

Annual Report and Financial Statements

The 2009 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 2009, is enclosed with this Proxy Statement.

The 2009 Annual Report includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which has been filed with the SEC.  For information on how to obtain additional copies of the Form 10-K, please see the information below under the caption “Where You Can Find Additional Information.”

Shareholder Proposals for the 2011 Annual Meeting

Requirements for Shareholder Proposals Under Rule 14a-8.  Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Company no later than December 17, 2010 and must comply with all applicable SEC rules, in order to be considered for inclusion in the Company’s proxy materials for the 2011 Annual Meeting.  If the date of the 2011 Annual Meeting is before April 25, 2011 or after June 24, 2011, then the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2011 Annual Meeting.  To be considered at the 2011 Annual Meeting, the shareholder proposal must also satisfy the timing requirements described below for proposals submitted outside Rule 14a-8.

Requirements for Shareholder Proposals to be Brought Outside Rule 14a-8.  For shareholder proposals that are not submitted pursuant to Rule 14a-8, the shareholder must give timely notice in writing to the Secretary of the Company.  To be timely, the notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, no later than March 8, 2011.  If the date of the 2011 Annual Meeting is before April 25, 2011 or after August 23, 2011, then the deadline is the close of business on the tenth calendar day (or if such date is a Saturday, Sunday or federal holiday, then the next business day) following the day on which public announcement of the date of the 2011 Annual Meeting is first made.  A shareholder’s notice must also satisfy the other requirements set forth in Section 2.4 of the Company’s Bylaws.

Certain Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In doing so, the Board of Directors applies the Company’s code of conduct, the “Worldwide Standards of Business Conduct,” which provides that directors, officers and all other employees are expected to avoid any activity or interest that conflicts with, appears to conflict with, or is inconsistent with or opposed to the best interests of the Company.  All employees acknowledge their adherence to the Standards of Business Conduct, and Directors and officers acknowledge their adherence annually.  Any possible conflict of interest involving any officer or Director must be reported to the Chief Executive Officer and the Board of Directors.  Furthermore, management is required to report to the Audit Committee on all related party transactions.  In accordance with its Charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

 David Zinn, a son of Raymond D. Zinn, our President, Chief Executive Officer and Chairman of the Board of Directors, is employed by Micrel.  Mr. David Zinn’s compensation has been established in accordance with our employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities.  In 2009, Mr. David Zinn’s salary and bonus were in line with other employees with his job function in the San Francisco Bay Area and with Micrel’s compensation policies and practices.  He is eligible to participate in our employee benefit programs on the same basis as other eligible employees.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Micrel stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker or (2) direct your written request to: Clyde Raymond Wallin, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of our Annual Report on Form 10-K, other reports, proxy statements or other information concerning us, without charge, by written request, directed to Clyde Raymond Wallin, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131 or by telephone at (408) 944-0800. If you would like to request documents, please do so by May 10, 2010 in order to receive them before the Annual Meeting.

THIS PROXY STATEMENT IS DATED APRIL 16, 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                       DETACH AND RETURN THIS PORTION ONLY

MICREL, INCORPORATED
The Board of Directors recommends that you vote FOR the following:
1.
To elect the following five nominees to serve as members of the Board of Directors of Micrel, Incorporated until the 2011 Annual Meeting or until their successors are duly elected and qualified (“Proposal 1”):

01   Raymond D. Zinn
		FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐
02 Michael Callahan
03 Daniel Heneghan
04 Neil J. Miotto
05 Frank W. Schneider
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line to the right.
The Board of Directors recommends you vote FOR the following proposals:
2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Micrel, Incorporated for its fiscal year ending December 31, 2010 (“Proposal 2”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To ratify the extension of the Rights Agreement (“Proposal 3”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please indicate if you plan to attend this meeting.	Yes ☐	No ☐

Please sign exactly as your name(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

______________________________________________
Signature [PLEASE SIGN WITHIN BOX]    Date

MICREL, INCORPORATED
Annual Meeting of Shareholders
Tuesday, May 25, 2010 12:00pm

2180 Fortune Drive, San Jose, CA 95131

Travel Directions to Micrel
From San Francisco Int’l Airport or San Francisco via US 101:
Take US 101 south (towards San Jose); exit Montague Expwy.; right at Trade Zone Blvd.; immediate right at Ringwood Ave., left on Fortune Dr.

From San Jose Int’l Airport:
Take Airport Parkway (becomes Brokaw Rd. then Murphy Rd.); left on Ringwood Ave., right on Fortune Dr.

From San Francisco via I-280:
Take I-280 south (towards San Jose); exit I-880 north (towards Oakland); exit Montague Expwy. east; right at Trade Zone Blvd.; immediate right at Ringwood Ave., left on Fortune Dr.

We look forward to seeing you at the meeting.  On behalf of the management and directors of Micrel, Incorporated, we want to thank you for your support.

IMPORTANT REMINDER

Your vote is very important.  Please sign, date and return this proxy card today in the envelope provided, whether or not you plan to attend the annual meeting.  Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and 2009 Annual Report are available at www.proxyvote.com.

PROXY

MICREL, INCORPORATED
2180 FORTUNE DRIVE
SAN JOSE, CA 95131

THIS PROXY IS SOLICITED ON BEHALF OF MICREL’S BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 25, 2010 AT 12:00PM

Raymond D. Zinn and Clyde R. Wallin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of undersigned, with all of the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated, to be held on Tuesday May 25, 2010, and any adjournment or postponements thereof.

Signing, dating and returning Micrel’s proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED WITH REGARD TO A PROPOSAL, AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED FOR ALL PROPOSALS AND NOMINEES LISTED.

Your vote is very important.  Please sign, date and return this proxy card today in the envelope provided.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)